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                                                                       Exhibit 9

                [STATE FARM LIFE INSURANCE COMPANY LETTERHEAD]

                                October 9, 1997


Ladies and Gentlemen:

As Senior Vice President and General Counsel of State Farm Life Insurance Company (the "Company"), I have general supervision of the Company's legal affairs. In connection with the proposed registration under the Securities Act of 1933, as amended, of certain individual variable deferred annuity contracts (the "Contracts") to be issued by the Company through the State Farm Life Insurance Company Variable Annuity Separate Account (the "Separate Account") (File No. 333-19189), I have been advised by members of our legal staff concerning the establishment of the Separate Account by the Board of Directors of the Company on December 9, 1996 as a separate account for assets applicable to variable annuity contracts, pursuant to the provisions of 215 ILCS 5/245.21 of the Illinois Insurance Laws. I have further been advised by members of our legal staff concerning such other matters of law as I deem necessary for this opinion, and I advise you that:

        1. The Separate Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Illinois.

        2. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

        3. The portion of the assets held in the Separate Account equal to reserves and other contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Statement of Additional Information constituting a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ William A. Montgomery
                                        --------------------------------
                                            William A. Montgomery
                                            Senior Vice President and
                                            General Counsel